1940 Act File No: 811-6393




               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM N-1A

                     REGISTRATION STATEMENT
                              UNDER
             THE INVESTMENT COMPANY ACT OF 1940  /X/
                       Amendment No. 7 /X/

                       LFC UTILITIES TRUST
 (Exact Name of Registrant as Specified in Declaration of Trust)


       One Financial Center, Boston, Massachusetts  02111
            (Address of Principal Executive Offices)

                          617-426-6750
      (Registrant's Telephone Number, Including Area Code)















Name and Address
of Agent for Service                      Copy to:

Arthur O. Stern, Esq.                     John M. Loder, Esq.
Colonial Management Associates, Inc.      Ropes & Gray
One Financial Center                      One International Place
Boston, MA 02111                          Boston, MA 02110-2524


 PART A


Responses to Items 1 through 3 of Part A have been omitted pursuant to paragraph 4 of Instruction F of the General
Instructions to Form N-1A.

Item 4.   General Description of Registrant

Reference is made to the information under Item 4, General Description of Registrant, in Amendment No. 1 to Registrant's Registration Statement ("Registration Statement") on Form N-1A under the Investment Company Act of 1940 ("Amendment No. 1"), as amended by Amendment No. 4 to such Registration Statement ("Amendment No. 4").

Reference is made to General Description of Registrant -
Portfolio Turnover in Amendment No. 1. The portfolio turnover rates for the Portfolio, for the fiscal years ended October 31, 1993, 1994 and 1995 were 41%, 34% and 46%, respectively.

Reference is made to the information in the caption General
Description of Registrants - Introduction in Amendment No. 1 is hereby amended to read in its entirety as follows:

Introduction

LFC Utilities Trust (the "Portfolio") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on August 14, 1991. Beneficial interests in the Portfolio (the "Interest" or "Interests") are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. On March 27, 1995, Liberty Financial Utilities Fund, a series of Liberty Financial Trust (now known as Colonial Trust VII), merged with and into Colonial Global Utilities Fund (the "Fund"), a series of Colonial Trust III (the "Trust"). As of January 31, 1996, the Fund owned in excess of 99.99% of the Interests in the Portfolio and the balance were owned by Liberty Financial Services, Inc.(Liberty Financial). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Item 5.   Management of the Fund

Reference is made to Item 5, Management of the Portfolio in Amendment No. 1, as amended by Amendment Nos. 4 and 6.

Robert A. Christensen has been the Portfolio's portfolio manager since its inception in August, 1991. Mr. Christensen is a Vice President of the Portfolio and a senior vice president of Stein Roe & Farnham Incorporated ("Stein Roe"), and has been associated with Stein Roe since 1962. A chartered investment counselor, he received his B.A. degree from Vanderbilt University in 1955 and his M.B.A. from Harvard University in 1962. As of December 31, 1995, he was responsible for managing $872 million in mutual fund assets for Stein Roe.

Ophelia L. Barsketis has co-managed the Portfolio since September, 1993. Ms. Barsketis is a Vice President of the Portfolio and a Senior Vice President of Stein Roe, and has been associated with Stein Roe since 1983. Ms. Barsketis earned a B.A. from the University of Chicago in 1979 and a M.I.M. from the American Graduate School of International Management in 1981.

Stein Roe provides pricing and bookkeeping services to the Portfolio for a fee of $25,000 per year plus .0025% of the Portfolio's average daily assets in excess of $50 million and reimbursement of Stein Roe's out-of-pocket expenses, and investor accounting services for the Portfolio for a fee of $7,500 per year.


Item 5A.  Management's Discussion of Fund Performance

Omitted pursuant to paragraph 4 of Instruction F of the General
Instructions to Form N-1A.

Item 6.   Capital Stock and Other Securities

Reference is made to Item 6, Capital Stock and Other Securities, hereby incorporated by reference, in Amendment No. 1.

As of the date of this Amendment, theFund held over 99.99% of the Interests in, and accordingly controlled, Registrant.

Item 7.   Purchase of Securities Being Offered

Reference is made to Item 7, Purchase of Securities, hereby incorporated by reference, in Amendment No. 1.

Item 8.   Redemption or Repurchase

Reference is made to Item 8, Redemption or Repurchase, hereby incorporated by reference, in Amendment No. 1.

Item 9.   Pending Legal Proceedings

Not applicable

                             PART B

Item 10.  Cover Page

Not applicable

Item 11.  Table of Contents

Reference is made to Item 11, Table of Contents, hereby incorporated by reference, in Amendment No. 1.

Item 12.  General Information and History

Not applicable

Item 13.  Investment Objectives and Policies

Reference is made to Item 13, Investment Objectives and Policies, hereby incorporated by reference, in Amendment No. 1, as amended by Amendment No. 4.

The Portfolio's portfolio turnover rate for the fiscal years ended October 31, 1993, 1994 and 1995 was 41%, 34%, and 46%
respectively.

Item 14.  Management of the Fund

The officers and Trustees of the Fund and the Portfolio are listed below.

                              Position
                              with
                              Fund and   Principal Occupation
Name and Address      Age     Portfolio  During Past Five Years


Robert J.             68      Trustee   Retired (formerly Special
   Birnbaum(1)                          Counsel, Dechert Price &
313 Bedford Road                        Rhoads)
Ridgewood, NJ 07450

Tom Bleasdale         65      Trustee   Retired (formerly
1508 Ferncroft Tower                    Chairman of the Board and
Danvers, MA 01923                       Chief Executive Officer,
                                        Shore Bank & Trust
                                        Company)

Lora S. Collins       60      Trustee   Attorney with Kramer,
919 Third Avenue                        Levin, Naftalis, Nessen,
New York, NY 10022                      Kamin & Frankel

James E. Grinnell(1)  66      Trustee   Private Investor
22 Harbor Avenue                        (formerly Senior Vice
Marblehead, MA 01945                    President-Operations, The
                                        Rockport Company)

William D. Ireland,   72      Trustee   Retired (formerly
   Jr.                                  Chairman of the Board,
103 Springline Drive                    Bank of New England, -
Vero Beach, FL 32963                    Worcester)

Richard W. Lowry (1)  59      Trustee   Private Investor
10701 Charleston                        (formerly Chairman and
Drive                                   Chief Executive Officer,
Vero Beach, FL 32963                    U.S. Plywood Corporation)

William E. Mayer (2)  55      Trustee   Dean, College of Business
College Park, MD                        and Management,
20742                                   University of Maryland
                                        (formerly Dean, Simon
                                        Graduate School of
                                        Business, University of
                                        Rochester; Chairman and
                                        Chief Executive Officer,
                                        C.S. First Boston
                                        Merchant Bank; and
                                        President and Chief
                                        Executive Officer, The
                                        First Boston Corporation
                                        from September)

John A. McNeice, Jr.  63  Trustee       Chairman of the Board and
                                        Director of Colonial
                                        Management Associates,
                                        Inc., the Fund's
                                        Investment Adviser (CMA)
                                        and The Colonial Group,
                                        Inc. (TCG) (formerly
                                        Chief Executive Officer
                                        of CMA and TCG)

James L. Moody, Jr.   64  Trustee       Chairman of the Board,
                                        Hannaford Bros., Co.
                                        (formerly Chief Executive
                                        Officer, Hannaford Bros.
                                        Co.)

John J. Neuhauser     52  Trustee       Dean, Boston College
140 Commonwealth                        School of Management
    Avenue
Chestnut, Hill MA
02167

George L. Shinn       73  Trustee      Financial Consultant
The First Boston                       (formerly Chairman, Chief
   Corp.                               Executive Officer and
Tower Forty Nine                       Consultant, The First
12 East 49th Street                    Boston Corporation)
New York, NY 10017

Robert L. Sullivan    68  Trustee      Self-employed Management
7121 Natelli Woods                     Consultant (formerly
   Lane                                Management Consultant,
Bethesda, MD 20817                     Saatchi and Saatchi
                                       Consulting Ltd.; and
                                       International Practice
                                       Director, Management
                                       Consulting, Peat Marwick
                                       Main & Co.)

Sinclair Weeks, Jr.   72  Trustee      Chairman of the Board,
Bay Colony Corporate                   Reed & Barton Corporation
   Ctr.
Suite 4550
1000 Winter Street
Waltham, MA 02154

Gary A. Anetsberger   40  Vice         Vice President of Stein
(3)                       President    Roe


Ophelia Barsketis     38  Vice         Senior Vice President of
(3)                       President    Stein Roe (formerly Vice
                                       President of Stein Roe)

Robert A.             62  Vice         Senior Vice President of
Christensen (3)           President    Stein Roe


Harold W. Cogger      59  Vice         Vice President of
                          President    Colonial Group of Mutual
                                       Funds (4); is President,
                                       Chief Executive Officer
                                       and Director of CMA and
                                       The Colonial Group, Inc.
                                       (TCG) (formerly Executive
                                       Vice President of CMA);
                                       Executive Vice President
                                       and Director, Liberty
                                       Financial

Peter L. Lydecker     41  Controller   Controller of Colonial
                                       Group of Mutual Funds
                                       (4); Vice President of
                                       CMA (formerly Assistant
                                       Vice President of CMA)

Davey S. Scoon        48  Vice         Vice President of
                          President    Colonial Group of Mutual
                                       Funds (4), is Executive
                                       Vice President and
                                       Director of CMA (formerly
                                       Senior Vice President and
                                       Treasurer of CMA);
                                       Executive Vice President
                                       and Chief Operating
                                       Officer, TCG since
                                       (formerly Vice President
                                       - Finance and
                                       Administration, TCG)

Richard A. Silver     48  Treasurer    Treasurer and Chief
                          and          Financial Officer of
                          Chief        Colonial Group of Mutual
                          Financial    Funds (4)(formerly
                          Officer      Controller), is Senior
                                       Vice President and
                                       Director since, Treasurer
                                       and Chief Financial
                                       Officer of CMA; Treasurer
                                       and Chief Financial
                                       Officer, TCG (formerly
                                       Assistant Treasurer, TCG)

Arthur O. Stern       40  Secretary    Secretary of Colonial
                                       Group of Mutual Funds
                                       (4), is Director,
                                       Executive Vice President,
                                       General Counsel, Clerk
                                       and Secretary of CMA;
                                       Executive Vice President,
                                       Legal and Compliance,
                                       Clerk of TCG (formerly
                                       Vice President - Legal of
                                       TCG)

(1) On April 3, 1995, and in connection with the merger of TCG into Liberty Financial which occurred on March 27, 1995, Liberty Financial Trust (LFT) changed its name to Colonial Trust VII. Prior to the merger, each of Messrs. Birnbaum, Grinnell, and Lowry was a Trustee of LFT. Mr. Birnbaum has been a Trustee of LFT since November, 1994. Each of Messrs. Grinnell and Lowry has been a Trustee of LFT since August, 1991. Each of Messrs. Birnbaum, Grinnell and Lowry continue to serve as Trustees under the new name, Colonial Trust VII, along with each of the other Colonial Trustees named above. The Colonial Trustees were elected as Trustees of Colonial Trust VII effective April 3, 1995.
(2)  Trustees who are "interested persons" (as defined in the 1940
     Act) of the Fund or the Adviser .
(3) The address of each of these officers is One South Wacker Drive, Chicago, IL 60606.
(4) Colonial Group of Mutual Funds includes: Colonial Trust I, Colonial II, Colonial Trust III, Colonial Trust IV, Colonial Trust V, Colonial Trust VI, Colonial Trust VII, Colonial Intermediate High Income Fund, Colonial Municipal Income Trust, Colonial InterMarket Income Trust I, Colonial High Income Municipal Trust and Colonial Investment Grade Municipal Trust.

Each Trustee and officer of the Portfolio holds the same position with the Fund except for Messrs. Anetsberger and Christensen and Ms. Barsketis, who are officers of the Portfolio only.

The address of the officers is One Financial Center, Boston, MA
02111.

Trustees Fees
For the fiscal year ended October 31, 1995 and the calendar year ended December 31, 1995, the Trustees received the following compensation for serving as Trustees:




                     Aggregate
                     Compensation   Pension                   Total
                     From           or                        Compensation
                     Portfolio      Retirement                From Fund
                     and Fund       Benefits   Estimated      Complex Paid To
                     for Fiscal     Accrued    Annual         The Trustees
                     Year Ended     As Part    Benefits       For Year Ended
                     October        of Fund    Upon           December 31,
Trustee              31, 1995       Expense    Retirement     1995 (a)

Robert J. Birnbaum     $259          -----      -----        $ 71,250
Tom Bleasdale           282(b)       -----      -----        $ 98,000 (c)
Lora S. Collins         264          -----      -----        $ 91,000
James E. Grinnell       259          -----      -----        $ 71,250
William D. Ireland, Jr. 309          -----      -----        $113,000
Richard W. Lowry        259          -----      -----        $ 71,250
William E. Mayer        262          -----      -----        $ 91,000
John A. McNeice, Jr.      0          -----      -----           -----
James L. Moody, Jr.     295(d)       -----      -----        $ 94,500 (e)
John J. Neuhauser       262          -----      -----        $ 91,000
George L. Shinn         233          -----      -----        $102,500
Robert L. Sullivan      302          -----      -----        $101,000
Sinclair Weeks, Jr.     345          -----      -----        $112,000

(a) At December 31, 1995, the Colonial Funds complex consisted of 33 open-end and 5 closed-end management investment company portfolios.
(b)  Includes $170 payable in later years as deferred compensation.
(c) Includes $49,000 payable in later years as deferred compensation.
(d)  Includes $295 payable in later years as deferred compensation.
(e) Total compensation of $94,500 for the calendar year ended December 31, 1995 will be payable in later years as deferred compensation.

The following table sets forth the amount of compensation paid to Messrs. Birnbaum, Grinnell and Lowry in their capacities as Trustees of the Liberty All-Star Equity Fund and Liberty All-Star Growth Fund, Inc. (formerly known as The Charles Allmon Trust, Inc.) (together, Liberty Funds I) for service during the calendar year ended December 31, 1995, and of Liberty Financial Trust (now known as Colonial Trust VII) and LFC Utilities Trust (together, Liberty Funds II) for the period January 1, 1995 through March 26, 1995 (f):

                                           Total
                  Total Compensation       Compensation From
                  From Liberty Funds       Liberty Funds I
                  II For The Period        For The Calendar
                  January 1, 1995          Year Ended
Trustee           through March 26, 1995   December 31, 1995 (g)


Robert J.          $2,900                  $16,675
  Birnbaum(h)
James E.            2,900                   22,900
  Grinnell(h)
Richard W.          2,900                   26,250 (i)
  Lowry(h)

(f) On March 27, 1995, four of the portfolios in the Liberty Financial Trust (now known as Colonial Trust VII) were merged into existing Colonial funds and a fifth was reorganized into the Fund. Prior to their election as Trustees of the Colonial Funds, Messrs. Birnbaum, Grinnell and Lowry served as Trustees of Liberty Funds II and continue to serve as Trustees of Liberty Funds I.
(g) At December 31, 1995, the Liberty Funds I were advised by Liberty Asset Management Company (LAMCO). LAMCO is an indirect wholly-owned subsidiary of Liberty Financial Companies, Inc. (an intermediate parent of the Adviser).
(h) Elected as a trustee of the Colonial Funds complex on April 21, 1995.
(i) Includes $3,500 paid to Mr. Lowry for service as Trustee of Liberty Newport World Portfolio (formerly known as Liberty All-Star World Portfolio) (Liberty Newport) during the calendar year ended December 31, 1995. At December 31, 1995, Liberty Newport was managed by Stein Roe and Newport Pacific Management, Inc.

The Trustees and officers of the Portfolio owned an aggregate of 49,533.706 shares of the Fund as of January 31, 1996, constituting less than 1% of the number of shares of the Fund outstanding.

The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless it is determined that they had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices or had not acted in good faith in the reasonable belief that their actions were in the best interests of the Portfolio.

Item 15.  Control Persons and Principal Holders of Securities

Reference is made to Item 15, Control Persons and Principal
Holders of Securities, hereby incorporated by reference, in Amendment No. 1.

On the date of this Amendment, the Fund owned in excess of 99.99% of the Interests in Registrant, and the balance were owned by Liberty Financial. On that date no person owned of record, or is known by Registrant to have owned beneficially, 5% or more of the outstanding shares of the Fund. The officers and trustees of the Fund as a group owned an aggregate of less than one percent of the outstanding shares of the Fund on that date.

Item 16.  Investment Advisory and other Services.

Reference is made to Item 16, Investment Management and
Administrative Services, hereby incorporated by reference, in Amendment No. 1, as amended by Amendment No. 4.

Giving effect to the fee waiver and expense reimbursement agreements of Stein Roe then in effect, management fees of $1,060,680, $1,602,643 and $1,256,020 were paid for the fiscal years ended October 31, 1993, 1994 and 1995, respectively.

Stein Roe is a an indirect wholly-owned subsidiary of Liberty Financial which in turn is an indirect subsidiary of Liberty Mutual Insurance Company.

Stein Roe and its predecessor have been providing investment advisory services since 1932. As of December 31, 1995, Stein Roe managed over $23.0 billion in assets: over $5.3 billion in equities and over $17.7 billion in fixed-income securities (including $4.9 billion in municipal securities). The $23.0 billion in managed assets included over $5.8 billion held by open-end mutual funds managed by Stein Roe (approximately 20% of the mutual fund assets were held by clients of Stein Roe). These mutual funds were owned by over 151,000 shareholders. The $5.8 billion in mutual fund assets included over $578 million in over 33,000 IRA accounts. In managing those assets, Stein Roe utilizes a proprietary computer-based information system that maintains and regularly updates information for approximately 6,500 companies. At December 31, 1995 Stein Roe employed approximately 17 research analysts and 36 account managers. The average investments-related experience of these individuals was 20 years.

The directors of Stein Roe are Kenneth R. Leibler, C. Allen Merrit, Jr., Hans P. Ziegler, Timothy K. Armour and N. Bruce Callow. Mr. Leibler is President and Chief Executive Officer of Liberty Financial; Mr. Merrit is Senior Vice President and Treasurer of Liberty Financial Securities, Inc.; Mr. Ziegler is Chief Executive Officer of Stein Roe; Mr. Armour is President of Stein Roe'sSR&F's Mutual Funds division; and Mr. Callow is President of Stein Roe's Investment Counsel division. The business address of Messrs. Leibler and Merrit is Federal Reserve Plaza, 600 Atlantic Avenue, Boston, Massachusetts 02210; and that of Messrs. Armour, Ziegler and Callow is One South Wacker Drive, Chicago, Illinois 60606.


Item 17.  Brokerage Allocation and Other Practices

Reference is made to Item 17, Brokerage Allocation and Other
Practices, hereby incorporated by reference, in Amendment
No. 1.

For the fiscal years ended October 31, 1993, 1994 and 1995,
Registrant paid total brokerage commissions of $218,069, $228,144, and $ 287,806 respectively.

Item 18.  Capital Stock and Other Securities

Reference is made to Item 18, Capital Stock and Other
Securities, hereby incorporated by reference, in Amendment
No. 1.

Item 19.  Purchase, Redemption and Pricing of Securities Being Offered.

Reference is made to Item 19, Purchase, Redemption and
Pricing of Securities, hereby incorporated by reference, in Amendment No. 1.

The computation of the Registrant's net assets applicable to its investors' beneficial interest is included in the Statement of Assets and Liabilities of Registrant as at October 31, 1995, referred to under Item 23.

Item 20.  Tax Status

Reference is made to Item 20, Tax Status, hereby incorporated by reference, in Amendment No. 1, as amended by Amendment No. 4.

Item 21.  Underwriters

Not Applicable

Item 22.  Calculation of Performance Data

Not Applicable

Item 23.  Financial Statements

The financial statements included herein have been included in reliance on the report of KPMG Peat Marwick LLP, independent auditors, as experts in accounting and auditing.

                             PART C

                        Other Information

Item 24.  Financial Statements and Exhibits

(a)  Financial Statements

        Investment portfolio, October 31, 1995
        Statement of assets and liabilities, October 31, 1995
        Statement of operations, Year ended October 31,  1995
        Statement of changes in net assets, Years ended October 31, 1995 and 1994
        Financial Highlights
        Notes to Financial Statements
        Independent Auditors' Report

(b)  Exhibits.

1.        Declaration of Trust of Registrant (1)

2.        By-laws of Registrant (1)

3.        Inapplicable

4.        Inapplicable

5.        Inapplicable

6.        Inapplicable pursuant to Instruction F.4 to Form N-1A

7.        Inapplicable

8.(a)     Custodian Agreement between Registrant and State
          Street Bank & Trust Company (2)

9.(a)     Management Agreement between Registrant and Stein
          Roe & Farnham Incorporated (2)

  (a)(1)  Amendment effective March 1, 1994 to Management
          Agreement between Registrant and Stein Roe & Farnham
          Incorporated (3)

  (b)     Service Agreement between Registrant and Stein Roe (4)

  (c)     Accounting and Bookkeeping Agreement between
          Registrant and Stein Roe (4)

10.       Inapplicable pursuant to Instruction F.4 to Form N-1A

11.       Inapplicable pursuant to Instruction F.4 to Form N-1A

12.       Inapplicable pursuant to Instruction F.4 to Form N-1A

13.       Inapplicable

14.       Inapplicable

15.       Inapplicable

16.       Organization chart (2)


(1) Filed with Registration Statement as originally filed on August 23, 1991, and incorporated herein by reference.

(2) Filed with Amendment No. 1 to Registration Statement as filed on October 10, 1991, and incorporated herein by reference.

(3) Filed with Amendment No. 4 to Registration Statement as filed on April 15, 1994.

(4) Filed with Amendment No. 6 to Registration Statement as filed on April 28, 1995

Item 25.  Persons Controlled by or Under Common Control with Registrant

As of February 28, 1996, over 99.99% of the outstanding
Interests in Registrant were held by the Fund, a registered open-end management investment company organized as a Massachusetts business trust, and the balance were owned by Liberty Financial an . See Item 15 above for information about the principal holders of the shares of the Fund.

Item 26.  Number of Holders of Securities

(1)                        (2)
                           Number of Record Holders(as of
Title of Class             January 31, 1996)

Beneficial Interests       2

Item 27.  Indemnification

Reference is made to Item 27, Indemnification, hereby incorporated by reference, in Amendment No. 1.

Item 28.  Business and Other Connections of Investment Adviser

Stein Roe (Manager), the investment manager of the Portfolio, is a wholly owned subsidiary of SteinRoe Services Inc. (SSI), which in turn is a wholly owned subsidiary of Liberty Financial Companies, Inc., which in turn is a subsidiary of Liberty Mutual Equity Corporation, which in turn is a subsidiary of Liberty Mutual Insurance Company (LMIC). The Manager acts as investment adviser to individuals, trustees, pension and profit-sharing plans, charitable organizations, and other investors. In addition to the Portfolio, it also acts as investment adviser to other investment companies having different investment policies.

During the past two years, neither the Manager nor any of its directors or officers, except for Kenneth R. Leibler, C. Allen Merritt, Jr. and N. Bruce Callow, have been engaged in any business, profession, vocation, or employment of a substantial nature either on their own account or in the capacity of director, officer, partner or trustee, other than as an officer or associate of the Manager. Mr. Leibler is President and Chief Operating Officer of Liberty Financial Companies, Inc.; Mr. Merritt is Senior Vice President and Treasurer of Liberty Financial Companies, Inc.; Mr. Callow was Senior Vice President of the Trust and Financial Services for The Northern Trust prior to June 1994.

Certain directors and officers of the Manager also serve and have during the past two years served in various capacities as officers, directors or trustees of SSI, the LFT or investment companies managed by the Manager, as shown below. (The listed entities, except for LFT, are all located at One South Wacker Drive, Chicago, IL 60606; the address of SteinRoe Variable Investment Trust and LFT is Federal Reserve Plaza, 600 Atlantic Avenue, Boston, MA 02110).

                                                       Position
                                                       Formerly
                        Current Position               Held Within
                                                       Past
                                                       Two Years
SteinRoe Services Inc.

Gary A. Anetsberger     Vice President
Timothy K. Armour       Vice President
Jilaine Hummel Bauer    Vice President; Secretary
Kenneth J. Kozanda      Vice President; Treasurer
Kenneth R. Leibler      Director
Hans P. Ziegler         Director; President; Chairman  Vice Chairman
Stephen P. Lautz        Vice President
C. Allen Merritt, Jr.   Director; Vice President

SR&F Base Trust

Gary A. Anetsberger     Sr. V.P.                       Controller
Timothy K. Armour       Pres.; Trustee
Jilaine Hummel Bauer    Executive Vice President;
                        Secretary
Ann H. Benjamin         Vice President
N. Bruce Callow         Executive Vice President
Stephen P. Lautz        Vice President
Hans P. Ziegler         Executive Vice President

Stein Roe Income Trust

Gary A. Anetsberger     Sr. V.P.                       Controller
Timothy K. Armour       President; Trustee
Jilaine Hummel Bauer    Executive Vice President;
                        Secretary
Ann H. Benjamin         Vice President
Thomas W. Butch         Vice President
N. Bruce Callow         Executive Vice President
Michael T. Kennedy      Vice President
Stephen P. Lautz        Vice President
Steven P. Luetger       Vice President
Lynn C. Maddox          Vice President
Jane M. Naeseth         Vice President
Thomas P. Sorbo         Vice President
Hans P. Ziegler         Executive Vice President
Anthony G. Zulfer, Jr.  Trustee Ementus                Trustee

Stein Roe Investment
Trust

Gary A. Anetsberger     Sr. V.P.                       Controller
Timothy K. Armour       President; Trustee
Jilaine Hummel Bauer    Executive Vice President;
                        Secretary
Thomas W. Butch         Vice President
N. Bruce Callow         Executive Vice President
Daniel K. Cantor        Vice President
Robert A. Christensen   Vice President
E. Bruce Dunn           Vice President
Erik P. Gustafson       Vice President
Alfred F. Kugel         Emeritus Trustee               Trustee
Stephen P. Lautz        Vice President
Lynn C. Maddox          Vice President
Richard B. Peterson     Vice President
Gloria J. Santella      Vice President
Thomas P. Sorbo         Vice President
Hans P. Ziegler         Executive Vice President
Bruno Bertocci          Vice President
David P. Harris         Vice President
Harvey B. Hirschhorn    Vice President

Stein Roe Municipal
Trust

Gary A. Anetsberger     Sr. V.P.                       Controller
Timothy K. Armour       President; Trustee
Jilaine Hummel Bauer    Executive Vice President;
                        Secretary
Thomas W. Butch         Vice President
N. Bruce Callow         Executive Vice President
Joanne T. Costopoulos   Vice President
Stephen P. Lautz        Vice President
Lynn C. Maddox          Vice President
M. Jane McCart          Vice President
Thomas P. Sorbo         Vice President
Shary Risting Stadler   Vice President
Hans P. Ziegler         Executive Vice President
Anthony G. Zulfer, Jr.  Trustee Emeritus               Trustee

SteinRoe Variable
 Investment Trust

Gary A. Anetsberger     Treasurer
Timothy K. Armour       Vice President
Jilaine Hummel Bauer    Vice President
Ann H. Benjamin         Vice President
Robert A. Christensen   Vice President
E. Bruce Dunn           Vice President
Eric P. Gustafson       Vice President
Harvey B. Hirschhorn    Vice President
Michael T. Kennedy      Vice President
Jane M. Naeseth         Vice President
Richard B. Peterson     Vice President


Item 29.                 Principal Underwriters

Inapplicable

Item 30.                 Location of Accounts and Records

Reference in made to Item 30, Location of Accounts and Records, hereby incorporated herein by reference, in Amendment No. 1.

Item 31. Management Services

Reference is made to Item 31, Management Services, hereby incorporated herein by reference, in Amendment No. 1

Item 32.  Undertakings

Not applicable



                           SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 7 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and the Commonwealth of Massachusetts on the 26th day of February, 1996.



                                    LFC UTILITIES TRUST




                                    By: ARTHUR O. STERN
                                       ----------------
                                       Arthur O. Stern
                                       Secretary

                               LFC UTILITIES TRUST

                              INVESTMENT PORTFOLIO

                         OCTOBER 31, 1995 (IN THOUSANDS)

                                                                 COUNTRY
COMMON STOCKS - 67.8%                                            ABBREV.                 SHARES                     VALUE
--------------------------------------------------------------------------------------------------------------------------
FINANCE, INSURANCE & REAL ESTATE - 4.0%
  HOLDINGS & OTHER INVESTMENT COMPANIES
  Equity Residential                                                                       114                    $  3,192
  Marks Centers Trust                                                                      214                       2,300
  National Health Investors, Inc.                                                          110                       2,984
                                                                                                                  --------
                                                                                                                     8,476
                                                                                                                  --------
--------------------------------------------------------------------------------------------------------------------------
MANUFACTURING - 2.4%
  AIR CONDITIONING & WARM AIR HEATING EQUIPMENT - 1.8%
  York International Corp.                                                                  90                       3,937
                                                                                                                  --------
  ELECTRONIC & ELECTRICAL EQUIPMENT - 0.6%
  Kenetech Corp.                                                                           220                       1,183
                                                                                                                  --------
--------------------------------------------------------------------------------------------------------------------------
TRANSPORTATION, COMMUNICATION, ELECTRIC,
GAS & SANITARY SERVICES - 58.1%
  COMMUNICATIONS - 16.2%
  Ameritech Corp.                                                                           85                       4,563
  American Telephone & Telegraph Corp.                                                      82                       5,216
  GTE Corp.                                                                                124                       5,123
  PacifiCorp                                                                               253                       4,775
  Tele Danamark ADS                                               De                       152                       3,961
  Telecom Italia (Mobile) (a)                                     It                     2,000                       2,221
  Telecom Italia (Saving Shares) (a)                              It                     1,370                       1,616
  Telefonica de Argentina ADR                                     Ar                       156                       3,243
  Telefonica de Espana ADR                                        Sp                       101                       3,804
                                                                                                                  --------
                                                                                                                    34,522
                                                                                                                  --------
  ELECTRIC SERVICES - 24.8%
  AES Corp. (a)                                                                            165                       3,259
  Cinergy Corp.                                                                            160                       4,540
  DPL, Inc.                                                                                140                       3,325
  Duke Power Co.                                                                            85                       3,804
  Empressa National ADR                                           Sp                        99                       4,975
  Entergy Corp                                                                              80                       2,280
  Hong Kong Electric ADR                                          HK                     1,200                       4,082
  Korea Electric Power ADR                                        Ko                       185                       4,579
  National Power PLC, ADR                                         UK                       133                       1,656
  NIPSCO Industries, Inc.                                                                  122                       4,453

                     Investment Portfolio/October 31, 1995
--------------------------------------------------------------------------------

     ELECTRIC SERVICES - CONT.
     Powergen PLC, ADR                                            UK                            178                    $  6,590
     Southern Co.                                                                               206                       4,918
     Utilicorp United, Inc.                                                                     153                       4,418
                                                                                                                       --------
                                                                                                                         52,879
                                                                                                                       --------
     GAS SERVICES - 13.2%
     CMS Energy Corp.                                                                           150                       4,144
     MCN Corp.                                                                                  200                       4,350
     Northwest Natural Gas Co.                                                                   90                       2,880
     Petronas Gas Berhad (a)(b)                                   Ma                            400                       1,353
     Questar Corp.                                                                              124                       3,735
     RWE (a)                                                      G                              12                       4,286
     UGI Corp.                                                                                  167                       3,507
     Westcoast Energy, Inc.                                                                     273                       4,027
                                                                                                                       --------
                                                                                                                         28,282
                                                                                                                       --------
     PIPELINES - 2.0%
     Enron Global Power & Pipe                                                                  180                       4,342
                                                                                                                       --------
     TRANSPORTATION - 1.9%
     Transportadora de Gas Del Sur ADS                            Ar                            400                       4,100
                                                                                                                       --------
   ----------------------------------------------------------------------------------------------------------------------------
   SERVICES - 3.3%
     BUSINESS SERVICES - 1.4%
     Alcatel Alsthom ADR                                          Fr                            179                       3,021
                                                                                                                       --------
     ENERGY SERVICES - 1.9%
     Veba AG (a)                                                  G                             101                       4,133
                                                                                                                       --------
   TOTAL COMMON STOCKS (cost of $141,050)                                                                               144,875
                                                                                                                       --------

   PREFERRED STOCKS - 6.0%
   ----------------------------------------------------------------------------------------------------------------------------
   MANUFACTURING - 1.9%
     PAPER & PAPER MILLS
     James River               9.000%                                                           130                       3,965
                                                                                                                       --------
   ----------------------------------------------------------------------------------------------------------------------------
   TELEPHONE - 1.7%
     TELEPHONE
     Telephonos de Mexico PRIDES, 11.250%                         Mx                            126                       3,625
                                                                                                                       --------
   ----------------------------------------------------------------------------------------------------------------------------
   TRANSPORTATION, COMMUNICATION, ELECTRIC,
   GAS & SANITARY SERVICES - 2.4%
     ELECTRIC - 1.4%
     Ericsson Cor              4.250%                                                         1,000                       3,000
                                                                                                                       --------
     TRANSPORTATION SERVICES - 1.0%
     GATX Corp.,               3.875%                                                            38                       2,137
                                                                                                                       --------
   TOTAL PREFERRED STOCKS (cost of $12,830)                                                                              12,727
                                                                                                                       --------

                     Investment Portfolio/October 31, 1995
   -----------------------------------------------------------------------------

                                                   CURRENCY
   CORPORATE FIXED-INCOME BONDS - 18.6%             ABBREV.                    PAR                          VALUE
   ----------------------------------------------------------------------------------------------------------------
   FINANCE, INSURANCE & REAL ESTATE - 1.4%
     NONDEPOSITORY CREDIT INSTITUTIONS
     Financiera Energetica,
                   9.000%       11/08/99(c)           Co                    $  3,000                       $  3,068
                                                                                                           --------
   ----------------------------------------------------------------------------------------------------------------
   TRANSPORTATION, COMMUNICATION, ELECTRIC,
   GAS & SANITARY SERVICES - 17.2%
     COMMUNICATIONS - 5.8%
     Compania De Telefonos Chile,
                   4.500%       01/15/03              Ch                       4,000                          4,205
     Telekom Malaysian Berhad,
                   7.125%       08/01/05              Ma                       4,000                          4,114
     Telstra Corp. Ltd.,
                   6.500%       07/31/03(d)           Au                       4,000                          4,011
                                                                                                           --------
                                                                                                             12,330
                                                                                                           --------
     ELECTRICAL SERVICES - 11.4%
     Duquense II Funding Corp.,
                   8.700%       06/01/16                                       3,471                          3,670
     Hydro Quebec,
                   8.050%       07/07/24              Ca                       4,000                          4,426
     Long Island Lighting Co.,
                   8.500%       05/15/06                                       2,000                          2,033
     New York State Electric & Gas Corp.,
                   9.875%       02/01/20                                       1,540                          1,643
     Niagara Mohawk Power Co.,
                   7.375%       08/01/03                                       3,625                          3,302
     Old Dominion Electric Coop.,
                   8.760%       12/01/22                                       2,000                          2,233
     RGS I+M Funding,
                   9.810%       12/07/22                                       1,749                          2,178
     Tenaga Nasional Berhad,
                   7.875%       06/15/04(e)           Ma                       4,500                          4,817
                                                                                                           --------
                                                                                                             24,302
                                                                                                           --------

   TOTAL CORPORATE FIXED-INCOME BONDS (cost of $39,751)                                                      39,700
                                                                                                           --------
   CORPORATE CONVERTIBLE BONDS - 4.6%
   ----------------------------------------------------------------------------------------------------------------
   TRANSPORATION, COMMUNICATION, ELECTRIC,
   GAS & SANITARY SERVICES - 4.6%
     GAS SERVICES
     Consolidated National Gas,
                   7.250%       12/15/15                                       4,500                          4,641
     SFP Pipeline,
                  10.410%       08/15/10                                       4,100                          5,207
                                                                                                           --------
   TOTAL CORPORATE CONVERTIBLE BONDS (cost of $9,486)                                                         9,848
                                                                                                           --------

                     Investment Portfolio/October 31, 1995
   -----------------------------------------------------------------------------
   COMMERCIAL PAPER - 2.1%
   -----------------------------------------------------------------------------

   FINANCE, INSURANCE & REAL ESTATE - 2.1%
     FINANCIAL SERVICES
     Prudential Funding, (cost of $4,528)
                   0.000%       11/01/95                                       $  4,528                    $  4,528
                                                                                                           --------

   TOTAL INVESTMENTS - 99.1% (cost of $207,645)(f)(g)                                                       211,678
                                                                                                           --------

   OTHER ASSETS & LIABILITIES, NET - 0.9%                                                                     1,927
   ----------------------------------------------------------------------------------------------------------------

   NET ASSETS - 100%                                                                                       $213,605
                                                                                                           --------

   NOTES TO INVESTMENT PORTFOLIO:
--------------------------------------------------------------------------------

   (a)  Non-income producing.
   (b) Petronas Gas Berhad is a restricted security which was acquired on various dates in July of 1995 through September 1995 at a cost of $1,361. The fair value is determined under the direction of the Trustees. This security represents 0.6% of the Portfolio's net assets at October 31, 1995.
   (c) Financiera Energetica is a restricted security which was acquired on June 1, 1995 at a cost of $3,081. The fair value is determined under the direction of the Trustees. This security represents 1.4% of the Portfolio's net assets at October 31, 1995.
   (d) Telestra Corp. Ltd. is a restricted security which was acquired on June 1, 1995 at a cost of $3,942. The fair value is determined under the direction of the Trustees. This security represents 1.9% of the Portfolio's net assets at October 31, 1995.
   (e) Tenega Nasional Berhad is a restricted security which was acquired on May 22, 1995 at a cost of $4,656. The fair value is determined under the direction of the Trustees. This security represents 2.3% of the Portfolio's net assets at October 31, 1995.
   (f) The sum of all restricted securities represents 6.2% of the Portfolio's net assets at October 31, 1995.
   (g)  Cost for federal income tax purposes is $207,716.

                     Investment Portfolio/October 31, 1995
--------------------------------------------------------------------

Summary of Securities by        Country/
   Country/Currency             Currency        Value     % of Total
--------------------------------------------------------------------
United States                                 $129,792        61.3%
Malaysia                           Ma           10,284         4.9%
Spain                              Sp            8,779         4.1%
Germany                             G            8,419         4.0%
United Kingdom                     UK            8,246         3.9%
Argentina                          Ar            7,343         3.5%
Korea                              Ko            4,579         2.2%
Canada                             Ca            4,426         2.1%
Chile                              Ch            4,205         2.0%
Hong Kong                          HK            4,082         1.9%
Australia                          Au            4,011         1.9%
Denmark                            De            3,961         1.9%
Italy                              It            3,837         1.8%
Mexico                             Mx            3,625         1.7%
Columbia                           Co            3,068         1.4%
France                             Fr            3,021         1.4%
                                              --------       -----
                                              $211,678       100.0%
                                              ========       =====


Certain securities are listed by country of underlying exposure but may trade predominantly on other exchanges.

Acronym                            Name
-------                            ----
  ADR                     American Depository Receipt
  ADS                     American Depository Shares
 PRIDES     Preferred Redeemable Increased Dividend Equity Securities

See notes to financial statements.

                               LFC UTILITIES TRUST

                        STATEMENT OF ASSETS & LIABILITIES

                                OCTOBER 31, 1995

(In thousands)
ASSETS
Investments at value (cost $207,645)                         $211,678

Receivable for:
  Interest                                      $  1,122
  Dividends                                          611
  Investment sold                                    266
Deferred organization expenses                        10
Cash and other assets                                 71        2,080
                                                --------     --------
    Total Assets                                              213,758

LIABILITIES
Payable for:
  Management fee                                     101
  Other                                                5
Accrued:
  Accounting expenses                                  3
  Other expenses                                      44
                                                --------
    Total Liabilities                                             153
                                                             --------

NET ASSETS applicable to investors' beneficial interests     $213,605
                                                             ========

See notes to financial statements.

                               LFC UTILITIES TRUST

                             STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED OCTOBER 31, 1995

(in thousands)
INVESTMENT INCOME
Dividends                                                    $ 7,531
Interest                                                       7,146
                                                             -------
      Total Investment Income                                 14,677

EXPENSES
Management fee                                  $ 1,282
Custodian & accounting fees                          90
Audit & legal fees                                   12
Insurance expense                                    10
Trustees fees                                         6
Amortization of deferred organization expenses       10
                                                -------
                                                  1,410
Fees waived by adviser                              (26)       1,384
                                                -------      -------
     Net Investment Income                                    13,293
                                                             -------

NET REALIZED & UNREALIZED GAIN (LOSS) ON PORTFOLIO POSITIONS
Net realized loss                                (3,801)
Net unrealized appreciation during the period    14,432
                                                -------
     Net Gain                                                 10,631
                                                             -------

Net Increase in Net Assets From Operations                   $23,924
                                                             =======


See notes to financial statements.

                               LFC UTILITIES TRUST

                       STATEMENT OF CHANGES IN NET ASSETS

(in thousands)                                                                  Year ended October 31
                                                                             ----------------------------
INCREASE (DECREASE) IN NET ASSETS                                              1995              1994
Operations:
Net investment income                                                        $ 13,293           $ 15,803
Net realized gain (loss)                                                       (3,801)             1,054
Net unrealized appreciation (depreciation)                                     14,432            (38,421)
                                                                             --------           --------
     Net Increase (Decrease) from Operations                                   23,924            (21,564)
                                                                             --------           --------

Transactions in investors' beneficial interest
Contributions                                                                   7,023             46,602
Withdrawals                                                                   (78,000)           (69,379)
                                                                             --------           --------
     Net transactions in investors' beneficial interest                       (70,977)           (22,777)
                                                                             --------           --------
          Total Decrease                                                      (47,053)           (44,341)
                                                                             --------           --------

NET ASSETS
Beginning of period                                                           260,658            304,999
                                                                             --------           --------
End of period                                                                $213,605           $260,658
                                                                             ========           ========


See notes to financial statements.


                              FINANCIAL HIGHLIGHTS

                                                                                               Period
                                                                                               ended
                                                       Year ended October 31                 October 31
                                        --------------------------------------------------   -----------
                                          1995          1994          1993          1992       1991(a)
                                        --------      --------      --------      --------   -----------
RATIOS TO AVERAGE NET ASSETS
  Expenses                              0.63%(c)       0.61%         0.64%        0.72%(c)   0.58%(b)(c)
  Net investment income                 5.97%(d)       5.48%         5.29%        6.36%(d)   6.46%(b)(d)
Portfolio turnover                        46%            34%           41%          31%         0%


(a) The Portfolio commenced investment operations on August 23, 1991.
(b) Annualized.

(c) If the Portfolio had paid all of its expenses and there had been no reimbursement from the Investment Adviser, as described in Note 3, these these ratios would have been 0.64%, 0.86% and 4.54% (annualized), respectively.

(d) Computed giving effect to the Investment Adviser's expense limitation undertaking.

                               LFC UTILITIES TRUST

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 1995


NOTE 1. ORGANIZATION AND ACCOUNTING POLICIES
--------------------------------------------------------------------------------
ORGANIZATION: LFC Utilities Trust (the Portfolio) was organized on August 14, 1991 as a trust under Massachusetts law and is registered under the Investment Company Act of 1940 as an open-end investment company. The Declaration of Trust permits the Trustees to issue non-transferable interests in the Portfolio. The Portfolio commenced operations on August 23, 1991.

The following is a summary of significant accounting policies followed by the Portfolio in the preparation of its financial statements. The policies are in conformity with the generally accepted accounting principles.

VALUATION OF INVESTMENTS: Equity securities listed on an exchange and over-the-counter equity securities quoted on the NASDAQ system are valued on the basis of the last sale on the date as of which the valuation is made, or, lacking any sales, at the current bid prices. Over-the-counter equity securities not quoted on the NASDAQ system are valued at the latest bid quotations. Long-term debt securities are valued primarily on the basis of valuations furnished by the independent pricing service which utilizes both dealer-supplied quotations and electronic data processing techniques which take into account various factors. Securities for which there are not such reliable quotations or valuations are valued at fair value, as determined in good faith by, or under the direction of, the Trustees of the Portfolio.

Short-term obligations with less than 60 days remaining to maturity are valued on the amortized cost basis.

ORGANIZATION EXPENSES: Expenses incurred in connection with the organization of the Portfolio have been deferred and are being amortized on a straight line basis over five years.

FEDERAL INCOME TAXES: The Portfolio has complied and intends to comply with the applicable provisions of the Internal Revenue Service Code. Accordingly, no provisions for federal income taxes is considered necessary.

OTHER: Investment transactions are accounted for on the trade date. Interest income and expenses are recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Discounts are amortized on a yield to maturity basis.


NOTE 2. INVESTMENT TRANSACTIONS
--------------------------------------------------------------------------------
Realized gains and losses are computed on the identified cost basis for both financial reporting and Federal income tax purposes. The cost of investments purchased and proceeds from investment sold, excluding short-term investments, for the year ended October 31, 1995 were $99,840,009 and $145,665,390, respectively.

                 Notes to Financial Statements/October 31, 1995
--------------------------------------------------------------------------------
Unrealized appreciation (depreciation) at October 31, 1995, based on cost of investments for federal income tax purposes was:

Gross unrealized appreciation                   $ 16,664,349
Gross unrealized depreciation                    (12,701,166)
                                                ------------
Net unrealized appreciation                     $  3,963,183
                                                ============


NOTE 3. TRANSACTIONS WITH AFFILIATES INVESTMENT MANAGEMENT
--------------------------------------------------------------------------------
The Portfolio has a managed agreement with Stein Roe & Farnham, Inc. (Stein
Roe), an indirect wholly-owned subsidiary of Liberty Financial Services, Inc. (Liberty Financial) under which Stein Roe provides investment management services. The investment management fee paid to Stein Roe is accrued daily and paid monthly at an annual rate of 0.55 percent of the Portfolio's average daily net assets up to $400 million and 0.50 percent of its average daily net assets thereafter. Prior to March 24, 1995 Stein Roe delegated the performance of its administrative duties to Liberty Investment Services, Inc. (Liberty Services), also a wholly owned subsidiary of Liberty Financial. Stein Roe assumed those duties on March 24, 1995.

EXPENSE LIMITATIONS: Stein Roe and Liberty Services had voluntarily agreed, until March 24, 1995, not to impose their fees under their management and administration agreements with the Colonial Global Utilities Fund (the Fund) (formerly Liberty Financial Utilities Fund), which invests all its assets in the Portfolio, and the Portfolio, to the extent those fees would cause the aggregate expenses, as defined, of the Fund and the Portfolio to exceed the rate of 1.25 percent per annum of the Fund's average daily net assets and to guarantee payments of expenses in excess of that rate.

                          INDEPENDENT AUDITORS' REPORT


THE TRUSTEES AND INVESTORS
LFC UTILITIES TRUST:

     We have audited the accompanying statement of assets and liabilities of LFC Utilities Trust including the Investment Portfolio, as of October 31, 1995, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Trust' s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of LFC Utilities Trust as of October 31, 1995, the result of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles.



KPMG Peat Marwick LLP
Chicago, Illinois
December 11, 1995